Exhibit 99.1
PepsiCo to Reaffirm Full-Year 2008 Core EPS Guidance
Purchase, N.Y., November 20, 2008 — During comments today at the Morgan Stanley Global Consumer and Retail Conference, PepsiCo will discuss its North American beverage innovation plans for 2009 and reaffirm its previously announced full-year 2008 core EPS guidance.
PepsiCo’s full-year 2008 core EPS guidance excludes commodity mark-to-market impact, Productivity for Growth costs and PepsiCo’s share of The Pepsi Bottling Group’s (PBG) restructuring initiative and impairment charge announced by PBG on November 18, 2008.
PBG’s restructuring initiative and impairment charge is expected to have a $0.07 per share adverse impact on PepsiCo’s full-year 2008 reported EPS but, as noted above, will not impact PepsiCo’s full-year 2008 core EPS results.
About PepsiCo
PepsiCo is one of the world’s largest food and beverage companies, with 2007 annual revenues of more than $39 billion. The company employs approximately 185,000 people worldwide, and its products are sold in approximately 200 countries. Its principal businesses include: Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. The PepsiCo portfolio includes 18 brands that generate $1 billion or more each in annual retail sales. PepsiCo’s commitment to sustainable growth, defined as Performance with Purpose, is focused on generating healthy financial returns while giving back to communities the company serves. This includes meeting consumer needs for a spectrum of convenient foods and beverages, reducing the company’s impact on the environment through water, energy and packaging initiatives, and supporting its employees through a diverse and inclusive culture that recruits and retains world-class talent. PepsiCo is listed on the Dow Jones Sustainability North America Index and the Dow Jones Sustainability World Index. For more information, please visit www.pepsico.com.
Non-GAAP Disclosure
Core EPS is not a measure defined by generally accepted accounting principles. However, PepsiCo believes investors should consider this measure as it is more indicative of its ongoing performance and how management evaluates its results and trends. PepsiCo is not able to predict its 2008 projected diluted EPS including the impact of the mark-to-market gains or losses on commodity hedges due to the unpredictability of future changes in commodity prices. Therefore, PepsiCo is unable to provide its 2008 projected diluted EPS including the impact of mark-to-market net losses or gains on commodity hedges recognized in corporate unallocated expenses.
Miscellaneous Disclosure
A live webcast of the PepsiCo presentation will be accessible through the company’s website at www.pepsico.com under Investors/PepsiCo Financial Press Releases. The webcast will be available for replay at the same site for a period of 14 days.
Cautionary Statement
This release contains statements concerning PepsiCo’s expectations for future performance, including our 2008 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for our products, as a result of shifts in consumer preferences or otherwise; our ability to maintain our reputation; our ability to build and sustain our information technology infrastructure, successfully implement our business process transformation initiative or outsource certain functions effectively; fluctuations in the cost and availability of raw materials;

our ability to compete effectively; disruption of our supply chain; trade consolidation, the loss of any key customer, or failure to maintain good relationships with our bottling partners; changes in the legal or regulatory environment; our ability to hire or retain key employees; unfavorable economic, environmental or political conditions in the countries where we operate; market risks arising from changes in commodity prices, foreign exchange rates and interest rates; and risks that benefits from our Productivity for Growth Initiative may not be achieved or may take longer to achieve than expected or may cost more than currently anticipated. For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.